                                                                EXHIBIT B-3



                  AEP 1999 PROPOSED ATTRIBUTION BASIS LISTING

                                                                                                UPDATE
                                      ATTRIBUTION BASIS                                        FREQUENCY
                                      -----------------                                        ---------
1.      NUMBER OF BANK ACCOUNTS                                                                Semi-Annually
2.      NUMBER OF CALL CENTER TELEPHONES                                                       Semi-Annually
3.      NUMBER OF CELL PHONES / PAGERS                                                         Quarterly
4.      NUMBER OF CHECKS PRINTED                                                               Monthly
5.      NUMBER OF CUSTOMER INFORMATION SYSTEM CUSTOMER MAILINGS                                Monthly
6.      NUMBER OF COMMERCIAL CUSTOMERS (Ultimate)                                              Annually
7.      NUMBER OF CREDIT CARDS                                                                 Semi-Annually
8.      NUMBER OF ELECTRIC RETAIL CUSTOMERS (Ultimate)                                         Annually
9.      NUMBER OF EMPLOYEES                                                                    Quarterly
10.     NUMBER OF GENERATING PLANT EMPLOYEES                                                   Quarterly
11.     NUMBER OF GENERAL LEDGER TRANSACTIONS                                                  Monthly
12.     NUMBER OF HELP DESK CALLS                                                              Monthly
13.     NUMBER OF INDUSTRIAL CUSTOMERS (Ultimate)                                              Annually
14.     NUMBER OF JOB COST ACCOUNTING TRANSACTIONS                                             Monthly
15.     NUMBER OF NON-UMWA EMPLOYEES                                                           Quarterly
16.     NUMBER OF PHONE CENTER CALLS                                                           Monthly
17.     NUMBER OF PURCHASE ORDERS WRITTEN                                                      Monthly
18.     NUMBER OF RADIOS (BASE/MOBILE/HANDHELD)                                                Semi-Annually
19.     NUMBER OF RAILCARS                                                                     Annually
20.     NUMBER OF REMITTANCE ITEMS                                                             Monthly
21.     NUMBER OF REMOTE TERMINAL UNITS                                                        Annually
22.     NUMBER OF RENTED WATER HEATERS                                                         Annually
23.     NUMBER OF RESIDENTIAL CUSTOMERS (Ultimate)                                             Annually
24.     NUMBER OF ROUTERS                                                                      Semi-Annually
25.     NUMBER OF SERVERS                                                                      Semi-Annually
26.     NUMBER OF STORES TRANSACTIONS                                                          Monthly
27.     NUMBER OF TELEPHONES                                                                   Semi-Annually
28.     NUMBER OF TRANSMISSION POLE MILES                                                      Annually
29.     NUMBER OF TRANSTEXT CUSTOMERS                                                          Annually
30.     NUMBER OF TRAVEL TRANSACTIONS                                                          Monthly
31.     NUMBER OF VEHICLES                                                                     Annually
32.     NUMBER OF VENDOR INVOICE PAYMENTS                                                      Monthly
33.     NUMBER OF WORKSTATIONS                                                                 Quarterly
34.     ACTIVE OWNED OR LEASED COMMUNICATION CHANNELS                                          Annually
35.     AVG PEAK LOAD FOR PAST THREE YEARS                                                     Annually
36.     COAL COMPANY COMBINATION                                                               Semi-Annually
37.     AEPSC PAST 3 MONTHS TOTAL BILL DOLLARS                                                 Monthly
38.     AEPSC PRIOR MONTH TOTAL BILL DOLLARS                                                   Monthly
39.     DIRECT                                                                                 Not Required
40.     EQUAL SHARE RATIO                                                                      Not Applicable
41.     FOSSIL PLANT COMBINATION                                                               Annually
42.     FUNCTIONAL DEPARTMENT'S PAST 3 MONTHS TOTAL BILL DOLLARS                               Monthly

                                                                                                UPDATE
                                      ATTRIBUTION BASIS                                        FREQUENCY
                                      -----------------                                        ---------
43.     KWH SALES (Ultimate Customers)                                                         Annually
44.     LEVEL OF CONSTRUCTION - DISTRIBUTION                                                   Semi-Annually
45.     LEVEL OF CONSTRUCTION - PRODUCTION                                                     Semi-Annually
46.     LEVEL OF CONSTRUCTION- TRANSMISSION                                                    Semi-Annually
47.     LEVEL OF CONSTRUCTION-TOTAL                                                            Semi-Annually
48.     MW GENERATING CAPABILITY                                                               Annually
49.     MWH'S GENERATION                                                                       Semi-Annually
50.     CURRENT YEAR BUDGETED SALARY DOLLARS                                                   Annually
51.     PAST 3 MO. MMBTU'S BURNED(ALL FUEL TYPES)                                              Quarterly
52.     PAST 3 MO. MMBTU'S BURNED(COAL ONLY)                                                   Quarterly
53.     PAST 3 MO. MMBTU'S BURNED(GAS TYPE ONLY)                                               Quarterly
54.     PAST 3 MO. MMBTU'S BURNED(OIL TYPE ONLY)                                               Quarterly
55.     PAST 3 MO. MMBTU'S BURNED(SOLID FUELS ONLY)                                            Quarterly
56.     PEAK LOAD/AVG # CUST/KWH SALES COMBINATION                                             Annually
57.     TONS OF FUEL ACQUIRED                                                                  Semi-Annually
58.     TOTAL ASSETS                                                                           Quarterly
59.     TOTAL ASSETS LESS NUCLEAR PLANT                                                        Quarterly
60.     AEPSC ANNUAL COSTS BILLED (LESS INTEREST AND/OR INCOME TAXES, AS APPLICABLE)           Annually
61.     TOTAL FIXED ASSETS                                                                     Quarterly
62.     TOTAL GROSS REVENUE                                                                    Quarterly
63.     TOTAL GROSS UTILITY PLANT(INCLUDING CWIP)                                              Quarterly
64.     TOTAL PEAK LOAD (PRIOR YEAR)                                                           Annually